EXHIBIT 10.24
STANDARD SHOPPING CENTER LEASE	(Approved October, 2002)

THIS LEASE made this ___2___ day of                September                           , 20   04      , by and between GS&T Properties, LLC (hereinafter referred to as “Lessor”) and Emtec, Inc. (hereinafter referred to as “Lessee”) and Southprop, Inc. (hereinafter referred to as “Agent”).

                1.0  LEASE SUMMARY. (summary only-see specific lease provisions herein)

Premises:	500 Satellite Blvd.
Suwanee, GA 30024
21,284 sq. ft. (see exhibit B attached hereto)

Lessee Billing Address:	500 Satellite Blvd.
Suwanee, GA 30024

Permitted Use:	Computer and related items, sales, service, and warehouse

Trade Name:	Emtec, Inc.

Term:	5 years

Option:	One five year option

Base Monthly Rental:	Year 1	$ 12,416.00
	Year 2 – 5	CPI Adjustment

Other Monthly Expenses: (Estimated)

Common Area Maintenance (CAM)	$ 621.00
Taxes	$ 976.00
Insurance	$ 177.00
Water	Prorata
Other

TOTAL MONTHLY RENTAL AND OTHER EXPENSES (Est.)	$ 14,190.00

Security Deposit:	$ 14,190.00

Signage: ALL EXTERIOR SIGNAGE MUST BE APPROVED IN WRITING BY LESSOR PRIOR TO INSTALLATION.

Exterior Wiring: No exterior wiring of any type whatsoever is allowed. (See Paragraph 9.3)

HVAC Semi-annual Inspection: See Paragraph 8.3

                2.0  PREMISES.

                2.1  Lessor does hereby demise, rent and lease to Lessee and Lessee from Lessor the following described space (hereinafter referred to as “Premises”):

The Premises are more particularly designated as Suite A, 500 Satellite Blvd, Suwanee, GA 30024. For all purposes under this Lease, Lessor and Lessee have agreed that the Premises shall be deemed to include 21,284 square feet of area.

No easement for light or air is included.

                3.0  TERM.

                3.1  To have and to hold the same for a term beginning on the day of December 1, 2004 and ending at 6:00 P.M. on November 30, 2009 unless sooner terminated as hereinafter provided.

                3.2  The term of this lease shall commence as shown above, or on the commencement as hereinafter defined. The commencement shall be the date upon which the buildings and other improvements erected and to be erected consisting of the Premises shall have been substantially completed in accordance with all plans and specifications. Lessor shall notify Lessee as soon as Lessor deems said building and other improvements to be completed and ready for occupancy. Taking of possession by Lessee shall conclusively establish that said buildings and other improvements have been completed in accordance with all plans and specifications and that the Premises are in good and satisfactory condition as of the time when possession is taken.

                4.0  POSSESSION.

                4.1  It is agreed and understood that if Lessor is unable to deliver possession of the premises to Lessee at the commencement of the term of this lease because of the retention of possession thereof by other parties, or because the Premises are not ready for occupancy by Lessee, then Lessor shall not be liable to Lessee in damages and the term of this lease shall not be affected by such delay; however, Lessee shall have no obligation to pay rent until possession of the Premises is delivered to Lessee. Lessor shall use all reasonable diligence to deliver possession of the Premises to Lessee on or before commencement of the term hereof.

                4. 2  Lessee shall be responsible for the timely performance by its architect/engineer/space designer and/or other contractors. The date of possession and commencement of rent will not be delayed if the delay is caused by Lessee’s architect/engineer/space designer and/or other contractor or any other reason beyond Lessor’s control.

                5.0 RENTAL.

                5.1  Lessee shall pay to Lessor “Base Rent” of $12,416.00 per month. In addition, Lessee shall pay to Lessor “Lessee’s Share of Common Area Maintenance Costs,” which shall be equal to the Total Shopping Center Rentable Area (as defined below) multiplied by a fraction the numerator of which is the Rentable Square Feet in the Premises and the denominator of which is the Total Shopping Center Rentable Area (as defined below). For purposes of this Lease, the Total Shopping Center Rentable Area is approximately 70,000 square feet and “Lessee’s Share of Common Area Maintenance Costs” equals approximately 28.5% of the Common Area Maintenance Costs. “Common Area Maintenance Costs” shall mean all actual costs paid by Lessor or on its behalf in connection with the maintenance, operation, repair, cleaning and security of the common area of the Shopping Center, reasonable costs of management fees, wages of employees, utilities, uninsured repairs or claims, and operating expenses of the Shopping Center, all as determined by Lessor in its sole discretion to be necessary or appropriate.

                5.2  Upon execution of this lease, Lessee shall pay to Lessor in advance the first month’s Base Rent and the first month’s Lessee’s Share of Common Area Maintenance Costs; and a refundable security deposit equal to the last month’s Total Rent, which will be refunded if Lessee has complied with all terms and conditions of the lease, occupied the Premises for the full term of the lease and any renewals thereof, and has not damaged the Premises beyond normal wear and tear. Thereafter, monthly installments of Base Rent and Lessee’s Share of Common Area Maintenance Costs shall be due and payable without demand or notice on or before the first day of each calendar month during the term of this lease at Lessor’s address shown in Section 24.1 hereof. Provided, however, that if any portion of the lease term with respect to which any Base Rent or Common Area Maintenance Costs are payable is less than a full calendar month, the amount payable for such partial month shall be pro-rated, based on a per diem rate equal to one-thirtieth (1/30) of the month.

                5.3  Lessee’s Share of Common Area Maintenance Costs for the first Lease Year and thereafter until adjusted as hereinafter provided shall be approximately $583.00 per month. If the Common Area Maintenance Costs increase, Lessor shall have the right to give to Lessee written notice of such increase and Lessee’s share thereof, in which case Lessee’s Share of Common Area Maintenance Costs shall be so increased, beginning on the first day of the next month following receipt of such notice of increase. Upon giving said notice of increase, Lessor shall send to Lessee, if so requested, by Lessee, a written report of the Common Area Maintenance Costs for the preceding period and a written estimate of said Costs for the period following the increase. Lessor shall not have the right to increase Lessee’s Share of said Costs more often than once each twelve (12) months.

                5.4  Lessor shall, within one hundred twenty (120) days (or as soon thereafter as practical) after the close of each calendar year, provide Lessee an unaudited statement of previous year’s actual Common Area Maintenance Costs and the estimated Common Area Maintenance Costs used by Lessor for such year (the “Final Annual Statement of Operating Costs”). If the actual Common Area Maintenance Costs are greater than the estimated Common Area Maintenance Costs used by Lessor for such previous year, Lessee shall pay Lessor, within thirty (30) days from the date of such statement, Lessee’s Share of the difference thereof. If such year’s estimated Common Area Maintenance Costs were greater than the actual Common Area

Maintenance Costs as shown on the Final Annual Statement of Operating Costs, Lessor shall grant to Lessee a credit against Tenant’s Share of Common Area Maintenance Costs next accruing.

                5.5  “Lease Year,” as used herein, shall mean the period of twelve (12) calendar months commencing with the commencement date of this lease and ending at midnight twelve months later, each successive period of twelve (12) calendar months thereafter during the lease term, and the final period of twelve (12) calendar months or less in which the lease term expires. During any Lease Year within the lease term which is less than twelve (12) full months, any amount to be paid with respect to such period shall be pro-rated, based on the actual number of days of the partial Lease Year and assuming each month to have thirty (30) days.

                5.6  Effective at the end of each and every Lease Year, the Base Rent set forth in Section 5.1 above, shall be increased by the same percentage which the Consumer Price Index shall have increased since the Base Period. The “Base Period” as used herein, shall mean the first month of occupancy of this lease. Should this lease contain stipulated periodic adjustments in the base rent then the base rent shall be adjusted by the change in the CPI index twelve months after said change in the base rent. The increase at the end of each and every Lease Year shall be an amount equal to the product of the Monthly Rental of the Base Period multiplied by the difference expressed as a percentage between the “Consumer Price Index” published from the Base Period and the latest Consumer Price Index available at the then current Lease Year. “Consumer Price Index,” as used herein, shall mean the index now known as the “United States Bureau of Labor Statistics, Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, Atlanta, Georgia, SMSA (1982-84=100)” for each applicable year.

                5.7  If Lessee shall fail to pay, when the same is due and payable, any Rent or any Additional Rent, or amounts or charges of the character described in Section 5 and/or 6 hereof, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate which is the greater of eighteen (18%)percent per annum or the maximum interest rate permitted by law. Lessee shall in addition, pay as Additional Rent a fee of up to Seventy Five Dollars ($75.00) plus $15 per day for the cost of processing late payments. Failure to pay such late charge shall be an event of default hereunder.

                6.0  TAX, INSURANCE AND ADDITIONAL CHARGES.

                6.1  Lessee agrees to pay its proportionate share of all taxes, assessments, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as the “Taxes”, levied or assessed against the Shopping Center. During each month of the term of this Lease, Lessee shall make a monthly escrow deposit with Lessor equal to 1/12 of its proportionate share of the Taxes on the Shopping Center which will be due and payable for that particular year. Lessee authorizes Lessor to use the funds deposited by him with Lessor under this Section to pay the Taxes levied or assessed against the Shopping Center. Each Tax Escrow Payment shall be due and payable at the same time and in the same manner as the time and manner of the payment Base Rent.

                6.2  Lessee agrees to pay its proportionate share of Lessor’s cost of carrying fire and extended coverage insurance (“Insurance”) on the Shopping Center. During each month of the term of this lease, Lessee shall make a monthly escrow deposit with Lessor equal to 1/12 or its proportionate share of the Insurance on the Shopping Center which will be due and payable for that particular year. Lessee authorizes Lessor to use the funds deposited by him with Lessor under this Paragraph to pay cost of such Insurance. Each Insurance Escrow Payment shall be due and payable at the same time and manner of the payment of Base Rent as provided herein.

                6.3  Lessee’s  share of Taxes shall be an amount equal to the Taxes multiplied by a fraction the numerator of which is the Rentable Square Feet in the Premises and the denominator of which is the Total Shopping Center Rentable. If the actual Taxes for any year are greater than the charged Taxes, Lessee shall pay Lessor, within thirty (30) days of the date Lessor sends to Lessee a statement showing the actual Taxes for the year, Lessee’s share of the difference thereof. If such year’s charged Taxes are greater than the actual Taxes, Lessor shall grant to Lessee a credit against Lessee’s Share of Taxes next accruing.

                6.4  Lessee’s share of Insurance costs shall be an amount equal to the Insurance multiplied by a fraction the numerator of which is the Rentable Square Feet in the Premises and the denominator of which is the Total Shopping Center Rentable. If the actual Insurance for any year are greater than the charged Insurance, Lessee shall pay Lessor, within thirty (30) days of the date Lessor sends to Lessee a statement showing the actual Insurance for the year, Lessee’s share of the difference thereof. If such year’s charged Insurance are greater than the actual Insurance, Lessor shall grant to Lessee a credit against Lessee’s Share of Insurance next accruing.

6.5 In addition to Base Rent, Common Area Maintenance Costs, Taxes and Insurance, and all other payments to be made by Lessee to Lessor, shall be deemed to be and shall become “Additional Rent” hereunder whether or not the same be designated as such, and shall be due and payable on demand together with any interest and late charges thereon; and Lessor shall have the same remedies for failure to pay same as for a non-payment of Base Rent.

                6.6  Lessor shall, within one hundred twenty (120) days (or as soon thereafter as practical) after the close of each calendar year, provide Lessee an unaudited statement of such year’s actual Insurance costs compared to the charged Insurance costs for such year (the “Final Annual Statement of Insurance Costs”). If the actual Insurance costs are greater than the charged Insurance costs, Lessee shall pay Lessor, within thirty (30) days of such statement’s receipt, Lessee’s Share of the difference thereof. If such year’s charged Insurance costs are greater than the actual Insurance costs as shown on the Final Annual Statement of Insurance Costs, Lessor shall grant to Lessee a credit against Lessee’s share of Insurance costs next accruing.

                7.0  USE AND OPERATION OF BUSINESS.

                7.1  Lessee shall use the Demised Premises only for the Permitted Use set forth in said Paragraph 1.0, and Lessee shall not use or permit or suffer the use of the Demised Premises for any other Business or purpose. Lessee shall conduct its business only under its own name under Lessee’s Trade Name, set forth in said Paragraph 1.0. Lessee shall conduct its business in the Demised Premises during the regular customary days and hours for such type of business in the city or trade area in which the Shopping Center is located. Lessee shall install and maintain at all times attractive displays of merchandise in the display windows of the Premises. Lessee’s use cannot create a nuisance or trespass of other lessees’ space within the Shopping Center.

                7.2  Lessor may inspect the Premises during business hours to determine whether or not Lessee is complying with the terms and provisions of this lease or to show the Premises to prospective purchasers or mortgagees of the Premises and during the last ninety (90) days of the term of this lease, to prospective Lessees. Lessee must comply at its own expense, with all municipal, county, state and federal rules, laws or regulations applicable to Lessee’s use of the Premises, including but not limited to compliance with the Americans with Disabilities Act.

                7.3  Lessee shall not at any time leave the premises vacant, but shall in good faith continuously throughout the term of this Lease conduct and carry on in the premises the type of business for which the premises are leased.

                8.0  REPAIRS.

                8.1  Lessor shall, at its expense, maintain the roof, structural parts and outside walls. The term “walls” as used herein shall not include glass or plate glass. Lessor gives to Lessee exclusive control of the Premises and shall be under no obligation to inspect the Premises. Lessee shall immediately give Lessor written notice of any defective condition which Lessor is required to repair, after which Lessor shall have reasonable opportunity to repair same or cure such defect. Lessor shall have the right, but not the duty, to enter the Premises at any time in order to examine the Premises, or to make such repairs as required herein or which Lessor may deem necessary for the safety of, comfortable habitation in, or preservation of the Premises or the Shopping Center. Lessor may block entranceways or doorways to the Premises or the Shopping Center for reasonable periods of time in the course of making such repairs without any claim of eviction or breach of the Lease by Lessee. Nothing contained in this Lease shall require Lessor to repair any damage caused by Lessee (or Lessee’s invitees, contractors, employees or agents), and Lessee shall cause said repairs to be made at its expense.

                8.2  LESSEE ACCEPTS THE PREMISES IN THEIR PRESENT CONDITION AS SUITED FOR THE USE INTENDED BY LESSEE. Lessee shall keep and maintain the Premises in good order and good repair and shall promptly make all repairs except those expressly herein required to be done by Lessor. Without limiting the generality of the foregoing, Lessee shall be responsible for all maintenance and repair of all equipment and fixtures used in connection with the Premises including heating, ventilating, air conditioning, plumbing, electric, gas, and telephone equipment and fixtures including water, gas and electrical connections to the Premises. Lessee shall at the end of the term hereof return the keys and deliver possession of the Premises to Lessor, with all of Lessee’s property removed, in the same condition as on the commencement of the term hereof, in a broom-clean condition, natural wear and tear excepted. Lessee shall not remove any fixtures, machines or equipment from the Premises unless it shall repair and restore any damage caused to Premises by the installation, removal, and/or use of said fixtures, equipment or machines. Lessee shall not remove fixtures, equipment or machines from Premises if it is in default under this lease. No area outside of Premises shall be used by Lessee for storage without Lessor’s prior written permission.

                8.3  DURING THE TERM OF THIS LEASE LESSEE AGREES TO HAVE IN EFFECT A MAINTENANCE AGREEMENT COVERING THE HEATING AND AIR CONDITIONING EQUIPMENT. Such agreement shall provide for a minimum of two visits annually - in the spring and fall - and shall be with a reputable contractor approved by Lessor. Lessee shall provide satisfactory proof of such semi-annual service satisfactory to Lessor by April 1 and October 1 then Lessor without notice to Lessee may have a reputable contractor provide said service and charge Lessee for the cost of the service as Additional Rent. Nothing contained in this paragraph shall relieve Lessee of any obligations contained elsewhere in this paragraph.

                8.4  If the Premises constitutes all of the rentable area of the Shopping Center building in which the Premises are located, then Lessee shall at Lessee’s expense care for the grounds surrounding the building, including mowing the grass, care of shrubs and general landscaping. Lessee shall keep the parking areas, driveways and alleys and the whole of the Premises in a clean and sanitary condition free of any trash, scraps or any materials and products pertaining to its business. No area outside of Premises shall be used by Lessee for storage without Lessor’s prior written permission. If the Premises do not constitute all of the rentable area of the Shopping Center building in which the Premises are located, then Lessor shall care for the grounds surrounding the building, including the mowing of grass, care of shrubs and general landscaping, and the costs of such care shall be a part of the Common Area Maintenance Costs.

                8.5  Lessee shall be responsible for all repairs caused by break-ins, forced entry and/or vandalism to the Premises. All personal property brought into the Premises by Lessee, its employees, licensees and invitees shall be at the sole risk of Lessee.

Lessor shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Lessee.

                9.0  ALTERATIONS.

                9.1  No alterations, additions or improvements in the Premises shall be made without the prior written consent of Lessor, which consent may be withheld by Lessor, in its sole discretion. Any such alterations, additions or improvements must comply with all applicable zoning and building codes.

                9.2  At the termination of this lease, Lessee shall, if Lessor so elects, remove all alterations, additions or improvements erected by Lessee and restore the Premises to their original condition. All such removals and restoration shall be accomplished in good workman-like manner. Lessee shall keep Premises free of any mechanic’s lien or encumbrances due to Lessee’s alterations, additions, removal or improvements. If the Lessor does not so elect, all alterations, additions or improvements made in or upon the Premises, either by the Lessee or the Lessor, shall be the Lessor’s property, and shall remain upon the Premises at the termination of said term by lapse of time or otherwise, without compensation to the Lessee.

                9.3  No exterior wiring of any type whatsoever serving Lessee’s premises shall be added by Lessee, Lessee’s contractors and/or utility companies to the exterior of the premises or any other part of the Shopping center. Should exterior wiring be installed in violation of this paragraph then Lessor shall have the right to immediately remove said wiring with all costs of removal and repair to be immediately paid by Lessee. Lessor shall not be liable for interruption to Lessee’s utility service caused by removal of unauthorized wiring.

                10.0  DESTRUCTION OR DAMAGE.

                10.1  If either the Premises or the Shopping Center containing the Premises is totally destroyed or so substantially damaged as to be determined untenantable by Lessor in its sole discretion, by fire, lightning, earthquake, windstorm or other casualty, and cannot be repaired within a reasonable time, this lease may be terminated by Lessor upon thirty (30) days written notice to the other, and rent shall be accounted for between Lessor and Lessee as of the termination date.

                10.2  If the Premises or any part thereof, are damaged but not rendered untenantable, as determined by Lessor in its sole discretion, by the above mentioned casualty, Lessor shall repair the Premises within a reasonable time after receipt of written notice thereof; provided, that Lessor shall not be required to rebuild, repair or replace any part of the alterations, additions, improvements, equipment or machinery which may have been placed on the Premises by Lessee. Until such repairs shall be made, all rent shall be abated proportionately to the part of the Premises which is usable by Lessee as determined by Lessor. At the completion of such repair, all rent shall recommence.

                10.3  Any insurance which may be carried by Lessor or Lessee against loss or damage to the Shopping Center and/or the Premises shall be for the sole benefit of the party carrying such insurance.

                10.4  Lessee shall not make any use of the Premises which would make void or voidable any policy of fire or extended coverage insurance insuring the Premises, and if by reason of any use by Lessee of the Premises, the hazard premiums on policies maintained by Lessor shall be increased over normal rates for this type of building, the amount of the increase in the premium shall be paid by Lessee to Lessor from time to time on demand. Lessee agrees to indemnify and save harmless the Lessor against all claims for damages to persons or property by reason of Lessee’s use or occupancy of the premises and all expenses incurred by Lessor because thereof, including attorney fees and court costs.

                11.0  HAZARDOUS SUBSTANCES.

                11.1 Lessee hereby covenants that Lessee shall not cause or permit any “Hazardous Substances” (as hereinafter defined) to be placed, held, located or disposed of in, on or at the Premises or any part thereof and neither the Premises nor any part thereof shall ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Substances during the Lease Term.

                11.2  Lessee hereby agrees to indemnity Lessor and hold Lessor harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lessor by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Premises of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liabilities, damages, injuries, expenses, including reasonable attorneys’ fee, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so called federal, state or local “Superfund” or ”Superlien” laws, statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substance), provided, however, that the foregoing indemnity is limited to matters arising solely from Lessee’s violation of the covenant contained in subsection (1) above.

                11.3  For purposes of this Lease, “Hazardous Substances” shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the ”EPA”) or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

                11.4  Lessor shall have the right but not the obligation, and without limitation of Lessor’s rights under this Lease, to enter onto the Premises or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Substance following receipt of any notice from any person or entity (including without limitation other EPA) asserting the existence of any Hazardous Substance in, on or at the Premises or any part thereof which, if true, could result in an order, suit or other action against Lessee and/or Lessor. All reasonable costs and expenses incurred by Lessor in the exercise of any such rights, which costs and expenses result from Lessee’s violation of the covenant contained in subsection (1) above, shall be deemed Additional Rental under this Lease and shall be payable by Lessee upon demand.

                11.5  This Section shall survive cancellation, termination or expiration of this Lease.

                12.0  LIABILITY AND INDEMNIFICATION.

                12.1  Lessee does hereby agree to indemnify and save Lessor harmless from and against any and all liability for any injury to or death of any person or persons or damage to property in any way arising out of or connected with the condition, use or occupancy of the Premises, or in any way arising out of the activities of Lessee, its agents, employees, licensees or invitees on the Premises and/or the Shopping Center and from all costs, expenses and liabilities, including but not limited to reasonable attorneys fees, incurred by Lessor in connection therewith, excepting, however, liability caused by Lessor’s negligence.

                12.2  Lessee covenants and agrees that Lessor shall not be liable to Lessee for any injury or death to any person or persons or for damage to any property of Lessee, or any person claiming through Lessee, arising out of any accident or occurrence in the Shopping Center, including, without limiting the generality of the foregoing, injury, death or damage caused by the Premises or of any portions of the Shopping Center being out of repair, or caused by any defect in or failure of equipment, piper, or wiring, or caused by broken glass, or caused by the backing of drains, or caused by gas, water, steam, electricity, or oil leaking, escaping or flowing into Premises, or caused by fire or smoke, or caused by the acts or omissions of other tenants located in or about the Shopping Center.

                12.3  At all times during the term of this lease, Lessee shall keep in effect with insurance companies, satisfactory to Lessor, legally authorized to transact business in Georgia and maintaining an office or agency in the State of Georgia, public liability insurance including personal injury in the name of and for the benefit of Lessor and Lessee, with limits for bodily injury or death of not less than $300,000 for each person; $500,000 for each occurrence; and for property damage not less than $500,000. All policies and certificates of insurance shall name Lessor as an additional insured and shall provide that all Lessor’s losses, to the limit of the policy, will be indemnified and all liability claims against Lessor resulting from Lessee’s business will be defended by Lessee or his insurance carrier at no cost to Lessor. Lessee shall promptly deliver to Lessor all such certificates of insurance, and they shall be held by Lessor. Lessee agrees that it shall not cancel any of the above mentioned policies, or allow any one to lapse without delivering to Lessor a certificate indicating equal or greater coverage written by an insurance company acceptable to Lessor.

                12.4  Lessee shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. Lessee agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the Lease Term on the amount of such insurance which may be carried by Lessor on the Premises or the Shopping Center, resulting from the type of merchandise sold by Lessee in the Premises, whether or not Lessor has consented to the same. In determining whether increased premiums are the result of Lessee’s use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several item and charges which make up the fire insurance rate on the Premises.

                In the event Lessee’s occupancy causes any increase of premium for the fire, and/or casualty rates on the Premises, Lessee shall pay the additional premium on the fire and/or casualty insurance policies by reason thereof. The Lessee also shall pay, in such event, any additional premium on the rent insurance policy that may be carried by the Lessor for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Lessor to Lessee at such times as Lessor may elect, and shall be due from, and payable by, Lessee when rendered, and the amount thereof shall be deemed to be, and be paid as, Additional Rent.

                12.5  Notwithstanding any other provision of this lease, each party hereto waives any cause of action it may have against the other party hereto on account of any loss or damage which is covered by any insurance policy of which the damaged party is a beneficiary. Each party agrees that it will request its insurance carrier to endorse all applicable policies, waiving the carrier’s rights of recovery under subrogation or otherwise with said carrier would have in the absence of this Section.

                13.0  DEFAULTS AND REMEDIES.

                13.1  If Lessee fails to keep or perform any covenant or provision of this lease (except payment of any installment of rent or other charge or money obligation herein required to be paid by Lessee) or violates any such covenant or provision, Lessor may, in addition to all other remedies at law or in equity or elsewhere provided for in this lease, without notice, enjoin Lessee from any such failure or violation.

                13.2  The occurrence of any of the following is deemed to be an event of default under this lease:

                                (a) The making by Lessee of an assignment for the benefit of its creditors.

                                (b) The levying of a writ of execution or attachment on or against the property of Lessee and the same not being released or discharged within thirty (30) days thereafter.

                                (c) The institution of proceedings for the reorganization, liquidation or involuntary dissolution of Lessee, or for its adjudication as a bankrupt or an insolvent, or for the appointment of a receiver of the property of Lessee, and said proceeding not being dismissed, and any receiver, trustee or liquidator appointed therein not discharged within thirty (30) days after the institution of such proceedings;

                                (d) The doing or permitting to be done of any act by Lessee which creates a claim or a lien therefor against the Premises and/or Shopping Center and the same not being released or otherwise provided for by indemnification satisfactory to Lessor within thirty (30) days thereafter;

                                (e) Failure of Lessee to pay any installment of Base Rent, Additional Rent or other charge or money obligation herein required to be paid by Lessee within five (5) days after the due date [WITHOUT ANY REQUIREMENT OF NOTICE OR DEMAND], or to comply with any other covenant or provision of this lease within five (5) days after written notice of such failure is given by Lessor, or if it is not possible to cure such failure within such period promptly after receipt of such notice, to advise Lessor in writing of Lessee’s intention duly to institute all steps necessary to cure such failure or violation and to begin performance of such covenant within such period and diligently to pursue performance to completion in a reasonable time thereafter; or

                                (f) The abandonment or desertion of all or substantially all of the Premises by Lessee.

                13.3  In the event of default, Lessor has the option of pursuing any one or more of the following remedies without any notice or demand whatsoever:

                                (a) Terminate this lease, in which event Lessee shall immediately surrender Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which Lessor may have, enter upon and take possession of Premises and expel or remove Lessee and any other person who may be occupying Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor;

                                (b) Enter the Premises as agent of Lessee without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. § 44-7-50 et seq., and without being liable for any claim for trespass or damages therefor, and, in connection therewith, re-key and/or re-take possession of the Premises without terminating the Lease, remove Lessee’s effects therefrom and store the same at Lessee’s expense for sale, without being liable for any damage thereto, and, if Lessor so elects, make such alterations and repairs as may be necessary to relet the Premises, and relet the Premises as agent of Lessee, without advertisement, by private negotiations, for any term Lessor deems proper, and receive the rent therefor. Upon each such reletting all rent received by the Lessor from such reletting shall be applied first to the payment of any expenses of such reletting, including brokerage fees and attorneys fees and costs of such alterations and repairs; and second to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; third to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Lessee agrees to pay to Lessor on demand any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this lease for such previous breach.

                                (c) Lessor may, in addition to any other remedies at law or in equity or elsewhere in this lease provided, cure or prosecute the curing of such failure or violation at reasonable expenses, which expenses shall be paid to Lessor by Lessee on demand. Lessee agrees that in the event of any failure or violation covered by this Article, all rights of Lessor may be exercised by persons acting on behalf of Lessor, under authority granted by Lessor, with full right of reimbursement as provided hereunder. Lessee agrees that neither Lessor nor any such person acting on its behalf shall be liable for any damage resulting to the Lessee by the exercise of the rights granted under this Article.

                13.4  In the event the Lessor elects to terminate the Lease by reason of an event of default, then notwithstanding such termination, Lessee shall be liable for and shall pay the Lessor, at the address specified for notice to Lessor herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the total rental hereunder for the remaining portion of the Lease term, had such term not been terminated by Lessor prior to the date of expiration, less the net proceeds of any reletting of the Premises, plus the costs and expenses incurred by Lessor in connection with such reletting.

                13.5  In the event of default Lessor may elect to repossess the premises without terminating the Lease, or in the event Lessor elects to repossess and terminate the Lease, then Lessee at Lessor’s option, shall be liable for and shall pay to Lessor at the address specified for notice to Lessor herein, all rental and other indebtedness accrued to the date of repossession, plus rental required to be paid by Lessee to Lessor during the remainder of the Lease term, until the date of expiration of the Lease as provided herein, diminished by any net sums thereafter received by Lessor through reletting the premises during said period (after deducting expenses incurred by Lessor as provided herein). In no event shall Lessee be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Lessee to Lessor under this Lease may be brought from time to time, on one or more occasions, without the necessity of Lessor waiting until the expiration of the Lease term.

                13.6  In the event of termination or repossession of the premises for an event of default, Lessor shall not have any obligation to relet or to attempt to relet the premises or any portion thereof, and in the event of reletting, Lessor may relet the whole or any portion of the Premises for any period to any Lessee at whatever rent obtainable and for any use and purpose.

                13.7  Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the covenants and provisions herein contained. Lessee and Lessor agree to waive their respective rights to a jury trial relative to any provision of this lease.

                13.8  Lessee hereby appoints as its agent to receive service of all dispossessory or distress proceedings and notices thereunder the person in charge of Premises at the time, and if no person is then in charge of Premises, then such service or notice may be made by attaching the same to the entrance of Premises, provided that a copy of such proceedings or notices shall be mailed to Lessee at the Premises.

                13.9  Except as expressly provided in this Lease, Lessee hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Lessor under this Section, demand for payment of any rent, or demand for possession.

                13.10  Lessee shall and hereby agrees to pay all costs and expenses incurred by Lessor, including, but not limited to, reasonable attorneys’ fees in an amount no less than fifteen percent (15%), in enforcing any of the covenants and agreements of this Lease or as a result of any action brought by Lessor against Lessee for an unlawful detainer of the Premises, and all such costs, expenses and attorneys’ fees shall be paid by Lessee to Lessor within ten (10) days after Lessor’s written demand therefor.

                13.11  Lessor shall have the right to dispose of Lessee’s effects removed from the Premises (“Lessee’s Property”). Unless Lessee’s Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lessor will give Lessee reasonable notice of the time and place of any public sale or of the time at which any private sale or any other intended disposition of Lessee’s Property is to be made. The requirements of reasonable notice shall be met if notice is mailed, by certified mail, return receipt requested, postage prepaid, to the address of Lessee in this Lease or if personally delivered at least five (5) days before the time of sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Lessor’s reasonable attorney’s fees and legal expenses incurred. The proceeds of any sale or other disposition of Lessee’s Property shall be first applied to the expenses of such retaking, holding, preparing for sale and the sale or disposition of Lessee’s Property, including reasonable attorney’s fees in an amount no less than fifteen percent (15%), and secondly to the payment of any interest or other expenses due Lessor, and third to the principal indebtedness due Lessor; provided, however, the Lessee shall remain liable for any deficiency remaining after such sale and application of the proceeds as aforesaid. Lessor may be the purchaser at any such sale.

                14.0  CANCELLATION OF LEASE.

                14.1  Lessor shall have the right any time after N/A to cancel this lease provided Lessor gives Lessee six months written notice of Lessor’s decision to cancel, and further provided such decision to cancel is caused by Lessor’s decision to demolish all or part of the premises.

                15.0  CONDEMNATION.

                15.1  If during the term of this lease the Premises or any substantial part thereof be condemned or taken by any governmental authority or any corporation having the power of eminent domain, the court in such condemnation proceedings shall be requested to make separate awards to Lessor and Lessee, and Lessor and Lessee agree to request such action by such court; however, in the event that the court grants only one award then it shall be the sole and exclusive property of the Lessor, and Lessee shall make no claim against this award. If the entire Premises are condemned, or if the portions of the Premises remaining after such condemnation proceedings shall not be suitable for Lessee’s use as determined by Lessor, this lease shall terminate as of the date of taking. If the portion of the Premises remaining after such condemnation proceedings shall be suitable for Lessee’s use as determined by Lessor, the rent payable by Lessee to Lessor after taking shall be reduced to the proportion of the rent stipulated hereunder which the square footage of the Premises remaining after the taking bears to the square footage of the Premises immediately prior to the taking.

                16.0  SUBORDINATION.

                16.1  This lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien of any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof which may now or hereafter effect Lessor’s or his successor’s interest in the fee title to the Premises. In confirmation of such subordination, Lessee shall, upon demand, at any time or times execute, acknowledge and deliver to Lessor, without expense to Lessor any and all instruments that may be requested by Lessor to evidence the subordination of this lease and all rights hereunder to the lien of any such mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof and each renewal, modification, consolidation, replacement, or extension thereof, and if Lessee shall fail at any time to execute, acknowledge, and deliver any such instrument, Lessor, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge and deliver the same as the attorney in fact of Lessee and in Lessee’s name, place and stead, and Lessee hereby irrevocable makes, constitutes and appoints Lessor, its successors and assigns, such attorney in fact for that purpose.

                16.2  Notwithstanding the foregoing of paragraph 16.1, Lessor or his successor in interest may elect to make this lease superior to the lien of any mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof. Lessee shall, upon Lessor’s request, at any time or times, execute, acknowledge and deliver to Lessor without expense to Lessor, any and all instruments that may be necessary to make this lease superior to the lien of any such mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof, and each such renewal, modification, consolidation, replacement or extension thereof, and, if Lessee shall fail at ant time to execute, acknowledge and deliver any such instrument in addition to any other remedies available in consequence thereof, Lessor may execute, acknowledge and deliver the same as the attorney in fact of Lessee and in Lessee’s name, place and stead, and Lessee hereby irrevocably makes, constitutes and appoints Lessor, his successors and assigns, such attorney in fact for that purpose.

                16.3  If the holder of any mortgage, deed to secure debt, deed of trust, or other instrument in the nature thereof shall hereafter succeed to the rights of Lessor under this lease, whether through possession or foreclosure action or delivery of a new lease, at the option of such holder, Lessee shall attorn to and recognize such successor as Lessee’s Lessor under this lease, and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, and Lessee hereby irrevocably appoints Lessor the attorney in fact of Lessee to execute and deliver such instrument on behalf of Lessee should Lessee refuse or fail to do so within ten (10) days after Lessor shall give notice to Lessee requesting the execution and delivery of such instrument, which notice shall be accompanied by a draft of such instrument. Upon any such attornment, this lease shall continue in full force and effect as a direct lease between such successor Lessor and Lessee, subject to all of the terms, covenants and conditions of this lease.

                16.4  Lessee shall have no authority, express or implied, to create or place any lien or encumbrance, of any kind or nature whatsoever, upon, or in any manner to bind, the interest of Lessor in the Premises or to charge the rental payable hereunder or any claim in favor of any person dealing with Lessor, the Lessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises for which any lien is or can be validly and legally asserted, and that it will save and hold Lessor harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the rights, title and interest of the Lessor in the Premises or under the terms of this lease. Lessee further agrees to bond or pay every lien within thirty (30) days of the date said lien attaches to the Premises and/or Lessor’s property.

                17.0  SERVICES.

                17.1  Lessee agrees to pay all charges, fees and deposits incurred for any utility services used on the Premises. In the event that the Premises are jointly connected to a utility meter with other Premises or property, Lessee agrees to pay its pro rata share of the commonly metered utility. Lessee shall pay an amount equal to the metered utility charges multiplied by a fraction the numerator of which is the Rentable Square Feet in the Premises and the denominator of which is the Total Shopping Center Rentable, unless Lessee’s operations require utility use in excess of normal requirements. In such case Lessor may allocate utility charges reasonably amongst the tenants at the Shopping Center. Lessor shall in no event be liable for any interruption or failure of utility services on the Premises, but if requested by Lessee, shall make reasonable effort to secure speedy resumption of said interrupted service. Lessee shall promptly notify the proper public authorities and utility companies to provide for water, sewer, trash removal, gas and electricity service in Lessee’s name and all costs for such services shall be borne by Lessee. In the event the water and sewer connections into the Premises are jointly metered with other Premises, Lessee shall pay to Lessor its prorata share per month for the first Lease Year and thereafter until adjusted. If such water and sewer charges increase, Lessee’s share shall so increase by Lessor giving written notice of such increase and Lessee’s share shall so increase beginning the first day of the next month following receipt of such notice of increase.

                17.2  Lessee agrees to keep all plumbing in good repair during the term of this lease. If the premises are jointly connected to a utility meter and should excess water be used by Lessee due to leaking sinks and/or toilets then Lessee shall be responsible for the cost of the additional water used plus the cost of repairs incurred by Lessor. Lessee should at all times monitor premises for leaks and should immediately contact Lessor concerning repairs beyond the control or responsibility of Lessee.

                18.0  PERSONALTY OF LESSEE.

                18.1  If Lessee shall not remove all goods, wares, equipment, fixtures, furniture inventory, accounts, contract rights, chattel paper and other personal property situated on the Premises at the termination of this lease, Lessor may, at its option, remove all or part of said property in any manner that Lessor shall choose and store the same without liability for loss thereof, and Lessee shall be liable to Lessor for all expenses incurred in such removal and storage of said property.

                18.2  Upon the termination of this lease wherein Lessee shall be liable in any amount to Lessor, in addition to the statutory lien for rent in Lessor’s favor, Lessor shall have and Lessee hereby grants to Lessor a continuing security interest for all rentals and any other sums becoming due hereunder from Lessee upon all property including, but not limited to, inventory and fixtures contained in the premises as described in Paragraph 2. Such property shall not be removed from the Premises without the consent of Lessor until all arrearages in rent, as well as any and all other sums of money then due to Lessor hereunder, shall first have been paid and discharged.

                18.3  Upon the occurrence of any event of default by Lessee, Lessor may, in addition to any other remedies provided herein or by law, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture and other personal property of Lessee situated on the Premises without liability for trespass or conversion, and Lessor may sell the same with or without notice of public or private sale, with or without having such property at the sale, at which Lessor or its assigns may purchase all or any part of such property, and apply the proceeds thereof less any and all expenses connected with the taking of possession and sale of the property, as a credit against any sums due by Lessee to Lessor. Any surplus shall be paid to Lessee and Lessee agrees to pay any deficiency forthwith. Alternatively, the lien hereby granted may be foreclosed in the manner and form provided by law for foreclosure of a security interest or in any other form provided by law. Lessee will execute upon Lessor’s request a financing statement and security agreement evidencing Lessor’s security interest in Lessee’s personal property and warrants to Lessor that there are no prior liens or security interests on said personal property.

                20.0  SUBLETTING AND ASSIGNMENTS.

                20.1  Lessee may not, without the prior written consent of Lessor assign this Lease, any option granted herein, nor any interest hereunder, nor sublet the Premises, nor any part thereof, nor permit the use of the Premises by any party other than Lessee. Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain fully responsible and liable for the payment of the rent and other herein specified charges and for compliance with all of Lessee’s other obligations under the terms, provisions and covenants of this lease. Any such assignment or subletting shall be limited to the existing term of the lease, and shall not include any options to extend or renew. Lessor shall have the right, in its discretion, to substitute any such assignee or sublease for the Lessee and release Lessee from any further obligations under the lease.

                20.2  Any request by Lessee for approval to sell or sublet the Premises or to transfer or assign Lessee’s interest in this lease, shall be accompanied by a processing charge in the amount of $500.

                20.3  Upon the occurrence of any default by Lessee as herein defined, if the Premises or any part thereof are then assigned or sublet, Lessor, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Lessee under such assignment or sublease and apply such rent against any sum due to Lessor by Lessee hereunder, and such collection shall not be construed to constitute a notation nor a release of Lessee from the further performance of its obligations hereunder.

                21.0  AGENT’S COMMISSION.

                21.1  To comply with Georgia Real Estate Commission guidelines, a separate written commission agreement must be entered into between the agents involved in this transaction. Commissions shall be due and payable upon payment of the first months rent, occupancy of the premises and commencement of business by Lessee. Lessor agrees, if this lease is extended, or if a new lease is entered into between Lessor and Lessee covering the Premises, or any part thereof, and Agent has continually provided all services customarily expected of an Agent, including initiating and handling all functions of renewal, then and only upon specific compliance with the proceeding, will additional commissions be paid as may be specified in a separate commission agreement. Agent agrees that, in the event Lessor sells or otherwise ceases to be the owner of the Premises, Lessor shall be released from any further obligations to Agent hereunder and the new owner shall be liable therefor. Lessee agrees that if this lease is validly assigned by him, he will secure from assignee an agreement in writing recognizing the rights of the Agent hereunder. Agent is a party to this lease solely for the purpose of enforcing his rights under this paragraph and it is understood by all parties hereto that Agent is acting solely in the capacity of agent for Lessor, to whom Lessee must look for performance of all covenants, agreements and warranties herein contained, and Agent shall never be liable to Lessee for any matter which may arise by virtue of this lease. Lessor’s obligation to pay Agent with regard to this lease shall exist only with respect to rent payments actually received by Lessor. All language in this lease relating to the commission will prevail if a separate commission agreement is entered into.

                22.0  DISCLOSURE OF AGENT REPRESENTATION.

                22.1  Southprop, Inc. have acted as agent for Lessor in this transaction and are to be paid a commission by Lessor. Southprop, Inc. has not acted as agent in this transaction for Lessee.

                23.0  IDENTITY OF INTEREST.

                23.1 Some or all of the partners in Glenn Equity, Inc. (Lessor) may also be owners or partners in Southprop, Inc. (Agent).

                24.0  NOTICE.

                24.1  All notices required to be given to Lessor hereunder shall, until contrary instructions are given to Lessee and Agent in writing, be effectively given TO LESSOR if hand delivered, via facsimile transmission (with a copy by US mail), email, or mailed, by registered or certified mail, return receipt requested or sent by a nationally-recognized overnight courier providing a written receipt of delivery to Lessor at the following address:

                                                                GS&T Properties, LLC
                                                                c/o Southprop, Inc.
                                                                6000 Lake Forrest Dr.
                                                                Suite #235
                                                                Atlanta, GA  30328

                24.2  All notices required to be given to Lessee hereunder shall, until contrary instructions are given to Lessor and Agent in writing, be effectively given TO LESSEE if hand delivered, via facsimile transmission (with a copy by US mail), email, or mailed, by registered or certified mail, return receipt requested or sent by a nationally-recognized overnight courier providing a written receipt of delivery to Lessee at the following address:

                                                                Emtec, Inc.
                                                                500 Satellite Boulevard
                                                                Suite A
                                                                Suwanee, GA  30024

                24.3  All notices required to be given to Agent hereunder shall, until contrary instructions are given to Lessor and Lessee in writing, be effectively given TO AGENT if hand delivered, via facsimile transmission (with a copy by US mail), email, or mailed, by registered or certified mail, return receipt requested or sent by a nationally-recognized overnight courier providing a written receipt of delivery to Agent at the following address

                                                                Southprop, Inc.
                                                                6000 Lake Forrest Dr.
                                                                Suite #235
                                                                Atlanta, GA  30328

                24.4  Notices given hereunder by any party may be given by counsel for such party. Notice shall be deemed given, upon receipt, if delivered personally, upon delivery thereof.

                26.0        EXCULPATION OF LESSOR

                a.  Notwithstanding any provision in this Lease to the contrary, Lessor and Lessor’s managing agent’s liability with respect to or arising from or in connection with this Lease shall be limited solely to Lessor’s equity interest in the Premises. Neither Lessor, any of the partners of Lessor, any officer, director, principal, trustee, policyholder, shareholder, attorney nor employee of Lessor or its managing agent shall have any personal liability whatsoever with respect to this Lease.

                b.  Lessor and Lessor’s managing agent shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease. Lessee shall look solely to the equity of the Lessor in the Premises for the satisfaction of any money judgment to Lessee. Such exculpation of liability shall be absolute and without exception whatsoever.

                27.0        NO SMOKING

                Lessee acknowledges that “smoking” is prohibited in all areas of the Premises and the Shopping Center (including common areas and all grounds) except in areas, if any, outside the Shopping Center building (and outside any other building in the Shopping Center) that are designated by Lessor as “Designated Smoking Areas”. Lessor shall have the right, but not the obligation, to designate an area or areas outside buildings in the Shopping Center as “Designated Smoking Areas”. Lessor shall have the right from time to time to change and or limit such Designated Smoking Areas and to enact future rules and regulations concerning smoking in such Designated Smoking Areas, including the right in Lessor’s discretion, to prohibit smoking in the Designated Smoking Areas or the right to refuse to designate Designated Smoking Areas. Lessee agrees to comply in all respects with Lessor’s prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees and other persons under the control and supervision of Lessee on Premises or the Shopping Center. Any violation of this provision shall be a default under this Lease and in addition and without limiting Lessor’s rights and remedies in consequence of such default, entitle Lessor to assess a monetary fine against Lessee for each violation of this Section in the amount of $25.00. For purposes hereof, “smoking” means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form. Notwithstanding anything in this Lease to the contrary, no liability shall attach to the Lessor for any failure to enforce this provision (or similar provisions in other leases).

                28.0        CONTROL OF COMMON AREAS AND PARKING FACILITIES

                All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Lessor, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements (hereinafter the “Common Areas”) provided by Lessor for the general use of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Lessor, and Lessor shall have the right but not the obligation from time to time to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas, to police same, from time to time; Without limiting the scope of such discretion, Lessor shall have the full right and authority but not the obligation to designate a manager of the Common Areas or other facilities, who shall have full authority to make and enforce rules and regulations regarding the use of the same and to employ all personnel and to make and enforce all Rules pertaining to, and necessary for, the proper operation and maintenance of the Common Areas. Lessee shall comply (and shall require all persons within its control to comply) with such Rules.

                29.0   MISCELLANEOUS.

                29.1  Upon Lessor’s request, Lessee shall furnish to Lessor its most current available financial statement, provided that Lessee shall not be required to furnish more than one such statement in any calendar year.

                29.2  The words “terminate” or “termination” as used herein shall refer to the end of this lease whether due to the expiration of the term hereof or the earlier ending of this lease in accordance with the terms and provisions hereof.

                29.3  All rights, powers, and privileges conferred herein upon the parties hereto shall be cumulative but not restrictive of those given by law.

                29.4  The captions used in this lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

                29.5  One or more waiver of any covenant, term or condition of this lease by either party shall not be construed as a waiver of subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or, render unnecessary, consent to or approval of any subsequent similar act.

                29.6  At any time and from time to time, Lessee, on or before the date specified in the request made by Lessor, which date shall not be earlier than five (5) days from the making of such request, shall execute, acknowledge and deliver at no cost to Lessor a certificate evidencing whether or not: (a) This lease is in full force and effect; (b) This lease has been amended in any way and if so how; (c) There are any existing defaults hereunder to the knowledge of Lessee and specifying the nature of such defaults, if any; and (d) The date to which rent, if any, has been paid. Each certificate delivered pursuant to this paragraph may be relied on by any prospective purchaser or transferee of Lessor’s interest hereunder and shall stop Lessee from denying the facts stated in said statement.

                29.7  Security deposits referred to herein will be held in compliance with applicable Georgia Real Estate Commission rules and regulations. Should interest be earned on escrow funds, such amounts will be paid to Lessor.

                29.8  This lease contains the entire agreement of the parties and no representatives or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect.

                29.9 Time is of the essence of this agreement.

                29.10  The rules and regulations attached to this instrument and any amendments and additions thereto as may be reasonably made by Lessor from time to time shall be and are hereby made a part of this lease. Lessee, its employees and agents, will perform and abide by said rules and regulations, and any amendments or additions to said rules and regulations. Failure to comply with any item in this paragraph shall constitute a default hereof

                29.11  This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale.

                29.12  If Lessee remains in possession after expiration of the term hereof, with Lessor’s acquiescence and without any agreement of parties, Lessee shall be a tenant at will; and there shall be no renewal of this lease by operation of Law. Nothing herein shall be construed as constituting Lessor’s consent or approval to any such hold-over, nor operate to preclude or inhibit the exercise by Lessor of all of its rights and remedies hereunder or available under applicable law to dispossess or evict Lessee. During any such holding over, the monthly rate of Base Rent due and payable hereunder shall be increased to 150% of the rent hereunder, and otherwise on the same terms and conditions as herein provided.

                29.13  The provisions of this Lease shall bind and inure to the benefit of Lessor and Lessee, and their respective successors, heirs, legal representatives and permitted assigns The term “Lessor” as used in this lease means only the owner of the Premises so that in the event of any sale or sales or foreclosure thereof, Lessor, who is grantor in any such sale or foreclosure shall be and hereby entirely relieved of all of the obligations of Lessor hereunder. Any such sale of the Premises or any interest therein shall be subject to this lease, and it shall be deemed and construed without further agreement that the purchaser shall be the owner of the Premises. Any and all references to Lessor shall equally apply to his successors in interest.

                29.14  If any clause or provision of this lease is or becomes illegal, invalid, or unenforceable because of present or future laws, rule, or regulation of any governmental body, or becomes unenforceable for any reason, the intention of the parties hereto is that the remaining parts of this lease shall not be thereby affected.

                29.15  Lessor reserves the right to assign and/or restrict parking spaces for tenant and employee vehicles.

                29.16  Lessor hereby reserves the right at any time: (a) to make alterations or additions to and to build additional stories on the building in which the Demised Premises are contained and to build adjoining the same: (b) to construct other buildings or improvements in the Shopping Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same; and (c) to make any changes in the Common Areas.

                29.17  The terms “Lessor” and “Lessee” and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

                29.18  Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

                29.19  This Lease has been made under and shall be construed, interpreted and enforced under and in accordance with the laws of the State of Georgia with jurisdiction and venue for all matters arising from this Lease being proper only in the court system in Cobb County, Georgia.

                29.20  Notwithstanding any provision in this Lease to the contrary, Lessor shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond Lessor’s control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

                29.21  Other than specified herein Lessee accepts the Premises in “as is” condition.

                30.0  SPECIAL STIPULATIONS.

                Insofar as the following special stipulations conflict with any of the foregoing provisions, the following shall control:

30.1	When the term “Shopping Center” is used in this Lease it shall also mean “Warehouse”.

30.2	This Lease is conditioned upon Glenn Equity purchasing the building referenced herein. Should Glenn Equity not purchase this building by November 1, 2004 then Lessee shall have the right to declare this Lease null and void.

30.3	Prior to occupancy by Lessee, Lessor, at Lessor’s expense, shall construct the following improvements:

A.	Add a demising wall in the warehouse area of the building approximately as shown on exhibit B-Revised. The area created by construction of this demising wall will contain approximately 7,000 sq. ft. and will be separated from the remainder of the warehouse. This area will be heated and air-conditioned.

B.	Separate electrical service and meter will be installed for Emtec, Inc.

C.	New carpet will be installed in the office area.

D.	The office area will be completely repainted and all wall covering removed.

E.	Interior walls as required by Lessee will be removed to the rear of the “Chemistry Lab”.

F.	The interior door and window between the reception area and the hallway will be removed and replaced with drywall.

G.	All HVAC equipment in the premises will be serviced and in good operating condition on the date of occupancy by Emtec.

30.4	Lessor anticipates that the Premises will be ready for occupancy by Lessee on or before December 1, 2004. Lessor will keep Lessee informed of the construction schedule.

30.5	Lessee shall be responsible for payment of regularly scheduled HVAC maintenance charges. Lessee shall be responsible for payment of the first One Thousand Dollars ($1000.00) of repairs to the HVAC systems each year, and then the cost of repairs will be split 50%-50% between Lessee and Lessor. Lessor shall not be responsible for damage or repairs necessitated by Lessee’s negligence or improper use of equipment.

30.6	Section 19 of this Lease is deleted.

30.7	Section 25 of this Lease is deleted. Lessee may, subject to Lessors reasonable approval, place signage on the property and building that complies with Gwinnett County sign ordinances.

30.8	Glenn Equity anticipates assigning this Lease to an entity that will be created to purchase the property. Lessee acknowledges and agrees to this assignment.

30.9	Nothing in this Lease will restrict Lessee from granting a security lien for its personal property and/or inventory to its lenders.

30.10	If Lessee is not in default of the terms and conditions of this Lease and has continually occupied the Premises, Lessee shall have the option to renew this lease for an additional period of five (5) years at a base rental rate equal to the then prevailing market rate for similar space commencing immediately upon the expiration of the initial lease term. All other terms and conditions of the Lease will remain the same. Lessee must notify Lessor in writing per paragraph 24.1 and notice must be received by Lessor at Lessor’s office at least ninety (90) days prior to expiration of the current lease.

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                IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the day and year first above written.

As to Lessor, signed, sealed and	LESSOR:
delivered in the presence of:	GS&T PROPERTIES, LLC

Witness___________________________________	By:________________________________

Notary Public_______________________________	Its:________________________________

As to Lessee, signed, sealed and	LESSEE:
delivered in the presence of:	EMTEC, INC.

Witness___________________________________	By: /s/ Ronals A. Seitz

Notary Public_______________________________	Its:________________________________

As to Agent, signed, sealed and	AGENT:
delivered in the presence of:	SOUTHPROP, INC.

Witness___________________________________	By:________________________________

Notary Public_______________________________	Its:________________________________